EXHIBIT (J)(2)

                          Consent of Deloitte & Touche






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Post-Effective Amendment No. 38 to Registration Statement File No. 33-12608, on Form N-1A of our report dated September 13, 2002 appearing in the July 31, 2002 Annual Report to Shareholders for the HighMark Funds and to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information, all of which are a part of such Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
San Francisco, California
November 21, 2002